	Gehl Company 143 Water Street P.O. Box 179 West Bend, WI 53095-0179 USA	Tel: 262/334-9461 Fax: 262/334-6603 http://www.gehl.com
Contact: Thomas M. Rettler Chief Financial Officer 262-334-6632
News Release

GEHL COMPANY REPORTS RECORD QUARTERLY SALES;
RAISES FULL YEAR OUTLOOK

        WEST BEND, WI, April 22, 2005 – Gehl Company (NASDAQ NM: GEHL), a worldwide manufacturer and distributor of compact construction and agricultural equipment, today reported record quarterly net sales of $119.0 million for the quarter ended April 2, 2005, an increase of $34.3 million, or 41%, from 2004 first quarter net sales of $84.7 million. Net income for the quarter was $4.9 million, or $.71 per share, compared to net income of $2.9 million, or $.53 per share, earned in the first quarter of 2004.

        Continuing strength of the construction markets resulted in higher sales and earnings for the quarter. The overall economic expansion and significantly improved conditions in the construction market, beginning in early 2004, along with growth in revenues from several new product introductions over the past fifteen months provided the foundation for the record quarterly sales performance. First quarter 2005 sales eclipsed the prior quarterly sales record of $95.5 million posted in the second quarter of 2004. Construction equipment and agricultural equipment net sales were up 54% and 16%, respectively, for the quarter compared to the first quarter of 2004.

( M O R E )

Gehl Company
Gehl Company Reports Record Quarterly Sales;
Raises Full Year Outlook
April 22, 2005

        Operating profit earned in the quarter of $8.4 million, or 7.1% of sales, compares to $4.6 million, or 5.5% of sales, in the first quarter of 2004. Gross margin rates in the quarter were 19.8% versus 20.5% in the comparable period of 2004. Higher steel and component prices, which have increased dramatically, and the weaker dollar impact on imported product costs caused the slight decline in gross margin rates. More than offsetting the gross margin rate decline was the decrease in the Company’s operating expenses as a percentage of sales. Total operating expenses for the quarter were 12.7% of net sales compared to 15% in the first quarter of 2004. Tight expense management controls, coupled with the fixed cost leverage realized from higher sales volume, led to this improvement.

        “We are off to a good start in 2005,” said William D. Gehl, Chairman and CEO. “Sales of telescopic handlers have been particularly strong as the rental market continues to strengthen. Our compact equipment strategic focus and emphasis on chasing costs out of every facet of our business have proven to be the right course for the Company.”

Full Year Outlook

        The Company is raising both its net sales and earnings per share outlook for the year. It is now expecting 2005 net sales in the range of $440 million to $460 million and earnings of between $2.70 and $2.80 per share.

        “Our first quarter results and our current order backlog have exceeded our initial 2005 forecast and confirm the strength of the markets we serve,” Gehl said. “We anticipate the additional sales growth and our cost control efforts to drive increased earnings for the remainder of the year. Although steel prices have begun to moderate, we do expect other supplier cost increases to continue and put downward pressure on our gross margin rate.”

        Earnings per share listed in this news release are on a fully diluted basis.

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Gehl Company
Gehl Company Reports Record Quarterly Sales;
Raises Full Year Outlook
April 22, 2005

Forward Looking Statements

        Certain statements included in this press release are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including the statements in the section entitled “Full Year Outlook,” are forward-looking statements. When used in this press release, words such as the Company “believes,” “anticipates,” “expects”, “estimates” or “projects” or words of similar meaning are generally intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control, that could cause actual results to differ materially from those anticipated as of the date of this press release. Factors that could cause such a variance include, but are not limited to, any adverse change in general economic conditions, unanticipated changes in capital market conditions, the Company’s ability to implement successfully its strategic initiatives, market acceptance of newly introduced products, unexpected issues related to the pricing and availability of raw materials (including steel) and component parts, unanticipated difficulties in securing product from third party manufacturing sources, the ability of the Company to increase its prices to reflect higher prices for raw materials and component parts, the cyclical nature of the Company’s business, the Company’s and its customers’ access to credit, competitive pricing, product initiatives and other actions taken by competitors, disruptions in production capacity, excess inventory levels, the effect of changes in laws and regulations (including government subsidies and international trade regulations), technological difficulties, changes in currency exchange rates or interest rates, the Company’s ability to secure sources of liquidity necessary to fund its operations, changes in environmental laws, the impact of any strategic transactions effected by the Company, and employee and labor relations. Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this release are only made as of the date of this release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. In addition, the Company’s expectations for fiscal year 2005 are based in part on certain assumptions made by the Company, including those relating to commodities prices, which are strongly affected by weather and other factors and can fluctuate significantly, housing starts and other construction activities, which are sensitive to, among other things, interest rates and government spending, and the performance of the U.S. economy generally. The accuracy of these or other assumptions could have a material effect on the Company’s ability to achieve its expectations.

( M O R E )

Gehl Company
Gehl Company Reports Record Quarterly Sales;
Raises Full Year Outlook
April 22, 2005

About Gehl Company

        Gehl Company (Nasdaq NM: GEHL) is a manufacturer of compact equipment used worldwide in construction and agricultural markets. Founded in 1859, the Company is headquartered in West Bend, WI, with manufacturing facilities in West Bend, WI; and Madison and Yankton, SD. The Company markets its products under the Gehl ® and Mustang ® brand names. Mustang product information is available on the Mustang Manufacturing website (www.mustangmfg.com). CE Attachments, Inc. information is available at (www.ceattach.com). Gehl Company information is available at (www.gehl.com) or contact: Gehl Company, 143 Water Street, West Bend, WI 53095 (telephone: 262-334-9461).

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Gehl Company
Gehl Company Reports Record Quarterly Sales;
Raises Full Year Outlook
April 22, 2005

GEHL COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited and in thousands, except per share data)

	For the First Quarter Ended
	April 2, 2005	March 27, 2004
NET SALES	$119,041	$84,687
Cost of goods sold	95,500	67,291

GROSS PROFIT	23,541	17,396
Selling, general and administrative expenses	15,116	12,782

INCOME FROM OPERATIONS	8,425	4,614
Interest expense	(1,440)	(588)
Interest income	1,133	426
Other expense	(658)	(117)

INCOME BEFORE INCOME TAXES	7,460	4,335
Provision for income taxes	2,536	1,430

NET INCOME	$4,924	$2,905

NET INCOME PER SHARE
Diluted	$0.71	$0.53
Weighted average number of common shares and
common stock equivalents	6,934	5,496
Basic	$0.74	$0.54
Weighted average number of common shares	6,673	5,356

Gehl Company
Gehl Company Reports Record Quarterly Sales;
Raises Full Year Outlook
April 22, 2005

GEHL COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	April 2, 2005	December 31, 2004	March 27, 2005
ASSETS
Cash	$26,142	$5,262	$2,774
Accounts receivable - net	158,449	123,514	122,868
Finance contracts receivable - net	40,667	73,343	4,980
Inventories	42,614	38,925	34,287
Deferred income taxes	8,104	8,104	7,128
Prepaid expenses and other current assets	3,030	2,859	4,655

Total current assets	279,006	252,007	176,692
Property, plant and equipment - net	34,683	34,072	34,780
Goodwill	11,748	11,748	11,748
Other assets	24,294	10,373	5,821

Total assets	$349,731	$308,200	$229,041

LIABILITIES AND SHAREHOLDERS' EQUITY
Total current liabilities	$104,970	$89,159	$75,254
Long-term debt obligations	87,456	69,045	42,070
Other long-term liabilities	12,983	12,288	8,435
Deferred income taxes	1,247	1,247	1,742
Total shareholders' equity	143,075	136,461	101,540

Total liabilities and shareholders' equity	$349,731	$308,200	$229,041

Gehl Company
Gehl Company Reports Record Quarterly Sales;
Raises Full Year Outlook
April 22, 2005

GEHL COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	For the First Quarter Ended
	April 2, 2005	March 27, 2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,924	$2,905
Adjustments to reconcile net income to net cash
used for operating activities:
Depreciation and amortization	1,415	1,241
Compensation expense for long-term incentive stock grants	53	--
Cost of sales of finance contracts	(717)	(246)
Proceeds from the sales of finance contracts	46,643	23,535
Increase in finance contracts receivable	(35,546)	(26,382)
Net change in remaining working capital items	(23,139)	(17,797)

Net cash used for operating activities	(6,367)	(16,744)
CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(2,053)	(847)
Proceeds from the sale of property, plant and equipment	--	212
Other	(2)	(104)

Net cash used for investing activities	(2,055)	(739)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit loans	32,160	15,730
Repayments of other borrowings - net	(5,027)	(39)
Proceeds from issuance of common stock	2,169	878

Net cash provided by financing activities	29,302	16,569
Net increase (decrease) in cash	20,880	(914)
Cash, beginning of period	5,262	3,688

Cash, end of period	$26,142	$2,774